UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2004

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO, CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1)	On December 7, 2004, the Registrant entered into a Patent License Agreement (the “License”) with the United States Public Health Service within the Department of Health and Human Services (“PHS”) concerning patents associated with a drug development program at the National Cancer Institute (“NCI”). In conjunction with the License, the Registrant has entered into a Cooperative Research and Development Agreement with PHS and expects to continue to work with NCI and its personnel on the development of the compounds and other intellectual property subject to the License.

(a)(2)	The License is a worldwide patent license agreement giving the Registrant the exclusive right to develop and commercialize two therapeutic product candidates for cancer. The two product candidates, BL22 and HA22, are recombinant immunotoxins that specifically target cancers derived from B-cells that express the CD22 antigen. BL22 is currently in Phase II clinical studies for the treatment of hairy cell leukemia. Phase I clinical testing in subsets of treatment-refractory pediatric acute lymphoblastic leukemia, chronic lymphocytic leukemia and non-Hodgkin’s lymphoma is also underway. HA22, an improved second-generation form of BL22, is in the investigational new drug application enabling stage of development for expanded subsets of patients with these hematologic malignancies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: December 10, 2004	By:	/s/ Raymond J. Land
Raymond J. Land,
Senior Vice President and Chief Financial Officer